TRANSFER AGENCY AGREEMENT

THIS AGREEMENT made this 31st day of July, 2002 by and between COMMONWEALTH CASH RESERVE FUND, INC., a Virginia corporation (the "Fund"), and PFM ASSET MANAGEMENT LLC, a Delaware limited liability company ("PFM").

W - I - T - N - E - S - S - E - T - H:

WHEREAS, the Fund is a registered open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

WHEREAS the Fund desires to retain PFM to serve as the Fund's transfer agent, registrar and dividend dispersing agent, and PFM is willing to furnish such services;

NOW THEREFORE, in consideration of the premises and the mutual convenants herein contained, it is agreed between the parties hereto as follows:

1. 	Appointment.  The Fund hereby appoints PFM to serve as transfer
	agent, registrar and dividend disbursing agent for the Fund, for the periods and times set forth in this Agreement. PFM accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided for in section 16 of this Agreement.

2. 	Delivery of Documents.  The Fund has furnished PFM with copies
	properly certified or authenticated of each of the following:
(a) 	Resolutions of the Board of Directors of the Fund authorizing the
	execution of this Agreement;
(b) 	Appendix A identifying and containing the signatures of the Fund's
	officers and other persons authorized to sign Written Instruction and give Oral Instructions, each as hereinafter defined, on behalf of the Fund;
(c)	A copy of the Fund's Articles of Incorporation filed with the
	Secretary of the State Corporation Commission of the Commonwealth of Virginia on December 8, 1986, as amended and presently in effect (the "Articles");
(d) 	The Fund's By-laws and all amendments thereto (such By-Laws, as
	presently in effect and as they shall from time to time be amended are herein called the "By-laws");
(e) 	Resolutions of the Fund's Board of Directors approving the Advisory
	Agreement between the Fund and PFM Asset Management LLC (the
	"Adviser");
(f) 	Resolutions of the Fund's Board of Directors approving the Plan of
	Distribution and also the Distribution Agreement between the Fund and Commonwealth Financial Group, Inc. (the "Distributor");
(g) 	Resolutions of the Fund's Board of Directors approving the
	Administration Agreement between the Fund and PFM Asset Management LLC (the "Administrator");
(h) 	The Fund's Notification of Registration filed pursuant to Section
	8(a) of the 1940 Act on Form N-8A as filed with the Securities and Exchange Commission ("SEC") on December 11, 1986;
(i) 	The Fund's Registration Statement on Form N-1A under the Securities
	Act of 1933, as amended (the "1933 Act") (File No. 33-10754) and under the 1940 Act as filed with the SEC on December 11, 1986 relating to the shares of the Fund, and all amendments thereto; and
(j) 	The Fund's most recent Prospectus and Statement of Additional
	Information (such prospectus and statement of additional information, as presently in effect and all amendments and supplements thereto are herein called the "Prospectus").

	The Fund will furnish PFM from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

3. 	Definitions.
(a) 	"Authorized Person".  As used in this Agreement, the term "Authorized
	Person" means an officer of the Fund or other person duly authorized by the Board of Directors of the Fund to give Oral or Written Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by PFM from time to time.
(b) 	"Oral Instructions".  As used in this Agreement, the term "Oral
	Instructions" means verbal instruction actually received by PFM
	from an Authorized Person or from a person reasonably believed by
	PFM to be an Authorized Person.
(c) 	"Shares".  As used in this agreement, the term "Shares" means shares
	of common stock, no par value, of the Commonwealth Cash Reserve Fund,
	Inc.
(d) 	"Shareholder".  As used in this Agreement, the term "Shareholder"
	means a holder of Shares.
(e) 	"Written Instructions".  As used in this Agreement the term "Written
	Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by PFM and signed by an Authorized Person unless the Board of Directors of the Fund specifies otherwise pursuant to a resolution furnished to PFM pursuant to Section 2(a) hereof.

4. 	Instructions Consistent with Articles, etc.
(a) 	Unless otherwise provided in this Agreement, PFM shall act only upon
	Oral or Written Instructions. Although PFM may take cognizance of the provisions of the Articles and By-laws of the Fund, PFM may assume that Oral or Written Instructions received hereunder are not inconsistent with any provisions of such Articles or By-laws or any vote, resolution or proceeding of the Shareholders, of the Board of Directors, or any committee thereof.
(b) 	PFM shall be entitled to rely upon Oral or Written Instructions
	actually received by PFM pursuant to this Agreement. The Fund agrees to forward to PFM Written Instructions confirming Oral Instructions in such a manner that the Written Instructions are received by PFM, whether by hand delivery, telex, facsimile sending device or otherwise, as promptly as practicable after Oral Instructions are given to PFM. The Fund agrees that the fact that such confirming Written Instructions are not received by PFM shall in no way affect the validity of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that PFM shall incur no liability to the Fund in acting upon Oral Instructions given to PFM hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Authorized Person.

5. 	Transactions Not Requiring Instructions.
(a) 	In the absence of contrary Written Instructions, PFM is authorized to
	take the following actions:
(i) 	issuance, transfer and redemption of Shares in the manner described
	in the Prospectus and in conformity with the rules and regulations of the SEC and the laws of the Commonwealth of Virginia;
(ii) 	opening, maintenance, servicing and closing of accounts of
	Shareholders or prospective Shareholders;
(iii) 	acting as agent of the Fund in connection with accounts, upon the
	terms and subject to the conditions contained in the application relating to the account;
(iv) 	causing the reinvestment in Shareholders' accounts of dividends and
	distributions declared upon Shares;
(v) 	processing redemptions;
(vi) 	examining and approving legal transfers;
(vii) 	furnishing to Shareholders confirmations of transactions relating to
	their Shares;
(viii) 	preparing and mailing to the Internal Revenue Service and all payees
	all information returns and payee statements required under the Internal Revenue Code in respect to the Fund's dividends and distributions and taking all other necessary action in connection with the dividend withholding requirements of that Code;
(ix) 	mailing to Shareholders, confirmations of purchases and redemptions,
	monthly statements, annual and semiannual reports prepared on behalf of the Fund, and, if so requested by the Fund, mailing new Prospectuses upon their issue to Shareholders;
(x) 	preparation and sending such other information from the Fund's
	records held by PFM as may be reasonably requested by the Fund;
(xi) 	maintaining such books and records relating to transactions effected
	by PFM as are required by the 1940 Act, or by any other applicable provision of law, to be maintained by the Fund or its transfer agent with respect to such transactions, and preserving, or causing to be preserved, any books and records for such periods as may be required by any law, rule or regulation.
(b) 	PFM agrees to act as proxy agent in connection with the holding of
	annual or special meetings or Shareholders, mailing to such Shareholders notices, proxies, and proxy statements in connection with the holding of such meetings (all of such writings to be prepared by the Fund at the Fund's cost), receiving and tabulating votes cast by proxy and communicating to the Fund the results of
	such tabulation accompanied by appropriate certificates, and preparing and furnishing to the Fund certified lists of Shareholders as of such date, and in such form and containing such information as may be required by the Fund to comply with any applicable provisions of the law or the Articles and By-laws relating to such meetings.
(c) 	PFM agrees to furnish to the Fund such information and at such
	intervals as is necessary for the Fund to comply with the registration requirements and/or reporting requirements of the SEC, Blue Sky Authorities or other regulatory agencies. PFM will, in addition to the services herein itemized, perform and do all other acts and services that are customarily performed and done by other transfer agents, dividend disbursing agents, and shareholder servicing agents of open-end mutual funds of the "money market
	fund" type.
(d) 	PFM agrees to provide to the Fund upon request such information as
	may reasonably be required to enable the Fund to reconcile the number of outstanding Shares of the Fund between its records and the account books of the Fund.

6. 	Authorized Shares.   Shall be the number of shares authorized by
	the Articles of Incorporation as may be amended from time to time.

7. 	Dividends and Distributions.  The Fund shall furnish PFM with
	appropriate evidence of action by the Fund's Board of Directors authorizing the daily declaration of dividends and distributions in respect of Shares as described in the Prospectus. After deducting any amount required to be withheld by any applicable tax laws, rules and regulations, PFM shall, as agent of each Shareholder and in accordance with the instructions in proper form from a Shareholder and the provisions of the Fund's Articles and the Prospectus, invest such dividends and distributions in Shares in the manner described in the Prospectus or if the Shareholder so elects and if the Fund and PFM should agree to permit such option, pay them in cash. PFM shall prepare, file with the Internal Revenue Service, and address and mail to Shareholders such returns and information relating to dividends and distributions paid by the Fund as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from time to time be permitted or required by the Internal Revenue Service.
	On behalf of the Fund, PFM shall withhold and pay on a timely basis to the appropriate federal authorities any taxes required by applicable Federal tax laws to be withheld on dividends and distributions paid by the Fund.

8. 	Communications with Shareholders.
(a) 	Communications to Shareholders.  Upon request of the Fund PFM will
	address and mail all communications by the Fund to its Shareholders, including reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. PFM will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.
(b) 	Correspondence.  PFM will answer such correspondence received by
	it from Shareholders and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between PFM and the Fund.

9. 	Records.  PFM shall keep the following records:
(a) 	accounts for each Shareholder showing the following information:
(i) 	name, address and United States Tax Identification or Social
	Security Number;
(ii) 	number of Shares held for which certificates, if any, have been
	issued, including certificate numbers and denominations;
(iii) 	historical information regarding the account of each Shareholder,
	including dividends and distributions paid and the date and price of all transactions on each Shareholder's account;
(iv) 	any stop or restraining order placed against a Shareholder's
	account;
(v) 	any correspondence relating to the current maintenance of a
	Shareholder's account;
(vi) 	any information required in order for PFM to perform any
	calculations contemplated or required by this Agreement.
(b) 	Sub-Accounts for each Shareholder requesting such services in
	connection with Shares held by such Shareholder for separate accounts containing the same information for each sub-account
	as required by sub-section (a) above.
(c) 	The books and records pertaining to the Fund which are in the
	possession of PFM shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records at all times during PFM's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFM to the Fund or the Fund's authorized representatives at the Fund's expense.

10. 	Reports.  PFM shall furnish the Fund such periodic and special
	reports and such other information, including Shareholder lists and statistical information concerning accounts as may be agreed upon from time to time between the Fund and PFM.

11. 	Cooperation with Accountants.  PFM shall cooperate with the
	Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's annual report on form N-1R.

12. 	Confidentiality.  PFM will treat confidentially and as
	proprietary information of the Company all records and other information relative to the Company and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company).

13. 	Services Not Exclusive.  The services furnished by the Adviser
	hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

14. 	Equipment Failures.  In the event of equipment failures beyond
	PFM's control, PFM shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The foregoing obligation shall not extend to computer terminals located outside of the premises maintained by PFM. PFM shall enter into and shall maintain in effect one or more agreements with appropriate parties making reasonable provision for emergency use of electronic data processing equipment to the extent that appropriate equipment is available.

15. 	Rights to Receive Advice.
(a) 	Advice of Fund.  If PFM shall be in doubt as to any action to be
	taken or omitted by it, it may request, and shall receive from
	the Fund, directions or advice, including Oral or Written Instructions where appropriate.
(b) 	Advice of Counsel.  If PFM shall be in doubt as to any question
	of law involved in any action to be taken or omitted by PFM, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Advisor, the Fund, the Administrator, any custodian of the Fund, or the Distributor,
	at the option of PFM).
(c) 	Conflicting Advice.  In case of conflict between directions,
	advice or Oral or Written Instructions received by PFM pursuant
	to sub-section (a) of this section and advice received by PFM pursuant to sub-section (b) of this section, PFM shall be entitled to rely on and follow the advice received pursuant to sub-section
	(b) of this section.
(d) 	Protection of PFM.  PFM shall be protected in any action or
	inaction which it takes in reliance on any directions, advice or Oral or Written Instruction received pursuant to sub-sections (a) or (b) of this section and which PFM, after receipt of any such directions, advice or Oral or Written Instructions, believes in good faith to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this sub-section shall be construed as imposing upon PFM any obligation (i) to seek such directions, advice or Oral of Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to PFM's properly taking or omitting to take such action. Nothing in this sub-section shall excuse PFM when an action or omission on the part of PFM constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFM of any duties, obligations or responsibilities not expressly provided for in this Agreement or results from PFM's negligent failure to perform its duties expressly provided for in this Agreement or otherwise agreed to in writing by PFM.

16.  	Compliance with Governmental Rules and Regulations.  The Fund
	assumes full responsibility for insuring that the contents of each Prospectus and Statement of Additional Information and complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

17. 	Compensation.  As compensation for the services rendered by PFM
	during the term of this Agreement, PFM shall be entitled to receive reimbursement for out-of-pocket expenses attributable to the performance of its duties under this Agreement and such compensation as the parties may from time to time agree in writing.

18. 	Indemnification.  The Fund agrees to indemnify and hold harmless
	PFM and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities under the 1933 Act, the Securities and Exchange Act of 1934, the 1940 Act, and any state and foreign blue sky laws, all as to be amended from time to time) and expenses, including, without limitation, attorney's fees and disbursements, arising directly or indirectly from any action or thing which PFM takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund, or (ii) upon Oral or Written Instructions, provided that neither PFM nor any of its nominees shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to such liability) arising out of (x) PFM's or such nominee's willful misfeasance, bad faith or gross negligence or reckless disregard of its duties in connection with the performance of any duties, obligations or responsibilities not expressly provided for in this Agreement, or
	(y) PFM's or such nominee's own negligent failure to perform its duties expressly provided for in this Agreement or otherwise agreed to by PFM in writing.

19. 	Responsibility of PFM.  PFM shall be under no duty to take any
	action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed by PFM in writing. In the performance of its duties hereunder, PFM shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. PFM shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, PFM shall not be liable to any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of PFM or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, PFM, in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack or authority of any Oral or Written Instructions, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which PFM reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason or circumstances beyond PFM's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in section 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

20. 	Release.  PFM understands that the obligations of this Agreement
	are not binding upon any Shareholder of the Fund personally, but bind only the Fund's property.

21. 	Termination.  This Agreement shall continue until termination by
	the Fund on 60 days' written notice or by PFM on 90 days' written notice.

22. 	Notices.  All notices and other communications, including Written
	Instructions (collectively referred to as "Notice" or Notices" in this section), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device, or reliable courier. Notices shall be addressed (a) if to PFM at PFM's address, (b) if to the Fund, at the address of the Fund; or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of the sending, more than 100 miles apart, the Notice may be sent by first class mail, in which case it shall be deemed to have been given 5 days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and if the location of the sender of a Notice and the addressee are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. All postage, cable, telegram, telex and facsimile sending charges arising from the sending of a Notice hereunder shall be paid by the sender.

23. 	Further Actions.  Each party agrees to perform such further acts
	and execute such further documents as are necessary to effectuate the purposes hereof.

24. 	Amendments.  This Agreement or any part hereof may be changed or
	waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

25. 	Assignment.  This Agreement and the performance hereunder may not
	be assigned by PFM without the Fund's prior consent.

26. 	Miscellaneous.  This Agreement embodies the entire agreement and
	understanding between the parties hereto, and supercedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Oral Instructions. The captions in this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in Virginia and governed by Virginia law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall be binding and shall inure to the benefit of the parties and their respective successors.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


COMMONWEALTH CASH RESERVE FUND, INC.

BY: /s/	Jeffrey A. Laine

		Jeffrey A. Laine
		President




PFM ASSET MANAGEMENT LLC


BY: /s/	Martin Margolis

		Martin Margolis
		Managing Director